 R.R. Hawkins & Associates International, a Professional Service Corporati DOMESTIC & INTERNATIONAL BUSINESS CONSULTING

A superior method to building big business…”

July 15, 2014

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC   20549

Re:           Royal Bees Company, Inc
File Reference No: 333-179461

We were previously the independent registered public accounting firm Royal Bees Company, Inc. , and under the date of January 31, 2014, we reported on the financial statements of Royal Bees Company, Inc. as of December 31, 2013 and 2012, and for the years then ended.

On May 28 2014, the Company dismissed us as its independent registered public accounting firm.  We have read Royal Bees Company, Inc. statements included in Item 4.01 on Form 8-K regarding the recent change of auditors.  We agree with such statements made regarding our firm.

Very truly yours,

              /s/     R.R. Hawkins & Associates International, PSC

R.R. Hawkins & Associates International, PSC

Corporate Headquarters
5777 W. Century Blvd.  , Suite No. 1500
Los Angeles, CA 90045
T: 310.553.5707  F: 310.553.5337
www.rrhawkins.com